Exhibit 99.3

MSC INDUSTRIAL DIRECT CO., INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 8, 2006, MSC Industrial Direct Co., Inc (“MSC” or the “Company”) acquired, through our wholly owned subsidiary, MSC Acquisition Corp. VI, all of the outstanding common stock of J&L America, Inc. and Subsidiary (“J&L”) for $349.5 million subject to certain post-closing purchase price adjustments.  We financed $205 million of the purchase price with a portion of the proceeds of a new unsecured credit facility, which was closed simultaneously with the acquisition. The new credit facility includes a $205 million term loan, which was drawn in entirety to provide the funding for the acquisition, and a $75 million revolver which is available for working capital purposes. There are currently no borrowings outstanding under the revolving credit facility. The loan is due for repayment in full on June 8, 2011.  Principal payments will begin on June 30, 2007, and will be made in quarterly installments in accordance with the credit agreement.  Optional prepayments may be made at any time, or from time to time, in whole or part, without premium or penalty.  The interest rate payable for all borrowings is based on the Company’s leverage and is currently 50 basis points over LIBOR rates.  Under the terms of the credit facility, we will be subject to various operating and financial covenants.

J&L provides metalworking consumables, related products and related technical and supply chain-related productivity services to small and medium-sized manufacturers in the United States and the United Kingdom.  J&L markets products and services through mail-order catalogs and monthly sales flyers, telemarketing, the Internet and field sales. J&L distributes a broad range of metalcutting tools, abrasives, drills, machine tool accessories, precision measuring tools, gages, hand tools and other supplies used in metalcutting operations.

Certain officers of J&L entered into employment agreements at the closing.  On July 20, 2006 the Company announced a restructuring of the management team of J&L.  As part of the restructuring, these executives have left or will be leaving the Company and their responsibilities will be transitioned to the executive management team of MSC, certain of whom are executives of J&L.

The following unaudited pro forma condensed consolidated balance sheet as of May 27, 2006 was prepared by combining the unaudited historical balance sheet of the Company at May 27, 2006 (the end of the Company’s third quarter of fiscal 2006), with the unaudited historical balance sheet of J&L at March 31, 2006 (the end of J&L’s third quarter of fiscal 2006), giving effect to the acquisition as though it was completed on May 27, 2006.  Adjustments include borrowings made in connection with an unsecured credit facility pursuant to a Credit Agreement, as discussed above, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements, as if such acquisition had occurred as of May 27, 2006 for pro forma balance sheet purposes and at the beginning of the fiscal years presented for pro forma income statement purposes.

The following unaudited pro forma condensed consolidated statement of income for the period ended May 27, 2006 was prepared by combining the unaudited historical statements of income of the Company and J&L for the periods ended May 27, 2006 and March 31, 2006, respectively, giving effect to the acquisition as though it was completed at the beginning of the fiscal periods presented.

The following unaudited pro forma condensed consolidated statement of income for the year ended August 27, 2005 was prepared by combining the audited historical statements of income of the Company and J&L for the years ended August 27, 2005 and June 30, 2005, respectively, giving effect to the acquisition as though it was completed at the beginning of the fiscal years presented.

                The unaudited pro forma condensed consolidated financial information is presented in accordance with Article 11 of Regulation S-X.  The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of J&L in connection with the acquisition, based on their estimated fair values at the acquisition date.  Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates.  MSC has engaged an independent third-party valuation firm to assist in determining the fair values of identifiable intangible assets and certain tangible assets.  Such a valuation requires significant estimates and assumptions including but not limited to estimating future cash flows and developing appropriate discount rates.  The preliminary work performed by the independent third-party valuation firm has been considered in management’s estimates of the fair values reflected in these unaudited condensed consolidated financial statements.  The allocation of the estimated purchase price is preliminary pending finalization of those estimates and analyses. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

                The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had MSC and J&L been a combined company during the specified periods.  The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and cost savings MSC may achieve with respect to the combined companies nor do they include the effects of MSC’s repayment of the borrowings under the Loan Agreement.  The unaudited pro forma condensed consolidated financial statements also do not reflect any post closing purchase price adjustments to be resolved by the Company and Kennametal pursuant to the Agreement in future periods. These adjustments could have the effect of the Company paying incremental purchase price, but which amount is not expected to be material in relation to the size of the overall transaction. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable at this point in time.  The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, MSC’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended August 27, 2005 and in its Form 10-Q for the period ended May 27, 2006, and J&L’s historical consolidated financial statements for the fiscal year ended June 30, 2005 and for the nine months ended March 31, 2006, which are included as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A.

MSC Industrial Direct Co., Inc.
Pro Forma Condensed Consolidated Balance Sheet as of May 27, 2006
(In thousands)
(Unaudited)

	MSC Industrial Direct Co., Inc. as of May 27, 2006	J&L America, Inc. and Subsidiary as of March 31, 2006	Pro forma Adjustments		MSC Industrial Direct Co., Inc. Pro Forma as of May 27, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$133,020	$1,392	$(129,708	)(a)	$4,704
Available-for-sale securities	2,131	—	(2,131	)(a)	—
Accounts receivable, net of allowance for doubtful accounts	145,269	14,399	25,630	(f)	185,298
Inventories	254,400	44,249	—		298,649
Prepaid expenses and other current assets	20,463	4,670	—		25,133
Deferred income taxes	12,149	1,715	(1,715	)(b)	12,149
Total current assets	567,432	66,425	(107,924)		525,933
Available-for-sale securities	21,738	—	(21,738	)(a)	—
Property, Plant and Equipment, net	108,669	9,602	—		118,271
Identifiable intangible assets, net	—	—	83,300	(e)	83,300
Goodwill	63,202	39,670	163,056	(d)	265,928
Other assets	7,355	697	—		8,052
Total Assets	$768,396	$116,394	$116,694		$1,001,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$48,945	$25,131	$—		$74,076
Accrued liabilities	53,416	2,957	—		56,373
Current portion of long-term notes payable	154	—	—		154
Total current liabilities	102,515	28,088	—		130,603
Long-term notes payable	713	—	205,000	(a)	205,713
Deferred income tax liabilities	27,968	181	(181	)(b)	27,968
Total liabilities	131,196	28,269	204,819		364,284
Shareholders’ equity	637,200	88,125	(88,125	)(c)	637,200
Total Liabilities and Shareholders’ Equity	$768,396	$116,394	$116,694		$1,001,484

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of these financial statements.

MSC Industrial Direct Co., Inc.
Pro Forma Condensed Consolidated Statement of Income for the Period Ended May 27, 2006
(In thousands, except per share data)
(Unaudited)

	MSC Industrial Direct Co., Inc. for the Period Ended May 27, 2006	J&L America Inc. and Subsidiary for the Period Ended March 31, 2006	Pro Forma Adjustments		MSC Industrial Direct Co., Inc. Pro Forma for the Period Ended May 27, 2006

Net sales	$931,650	$205,344	$—		$1,136,994
Cost of goods sold	491,345	144,466	(17,284	)(1)	618,527
Gross profit	440,305	60,878	17,284		518,467
Operating expenses	275,671	41,023	17,284	(1)	333,978
Intangible asset amortization			6,248	(4)	6,248
Income from operations	164,634	19,855	(6,248)		178,241

Other income:
Interest income	3,185	—	(3,185	)(2)	—
Interest (expense)	(21)	—	(10,542	)(3)	(10,563)
Other income (expense), net	207	(1,052)	1,124	(6)	279
Total other income (expense)	3,371	(1,052)	(12,603)		(10,284)
Income before provision for income taxes	168,005	18,803	(18,851)		167,957
Provision for income taxes	65,723	7,116	(7,375	)(5)	65,464
Net income	$102,282	$11,687	$(11,476)		$102,493

Per Share Information:
Net income per common share:
Basic	$1.53				$1.54
Diluted	$1.50				$1.50

Weighted average shares used in computing net income per common share:
Basic	66,743				66,743
Diluted	68,283				68,283

Cash dividend paid per common share	$0.40				$0.40

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of these financial statements.

MSC Industrial Direct Co., Inc.

Pro Forma Condensed Consolidated Statement of Income for the Year Ended August 27, 2005

(In thousands, except per share data)

(Unaudited)

	MSC Industrial Direct Co., Inc. for the Year Ended August 27, 2005	J&L America Inc. and Subsidiary for the Year Ended June 30, 2005	Pro Forma Adjustments		MSC Industrial Direct Co., Inc. Pro Forma for the Year Ended August 27, 2005

Net sales	$1,099,915	$257,500	$—		$1,357,415
Cost of goods sold	595,840	182,297	(22,356	)(1)	755,781
Gross profit	504,075	75,203	22,356		601,634
Operating expenses	326,415	50,556	22,356	(1)	399,327
Intangible asset amortization			8,330	(4)	8,330
Income from operations	177,660	24,647	(8,330)		193,977

Other income:
Interest income	4,008	—	(2,674	)(2)	1,334
Interest (expense)	(35)	—	(11,937	)(3)	(11,972)
Other income (expense), net	121	(2,031)	2,069	(6)	159
Total other income (expense)	4,094	(2,031)	(12,542)		(10,479)
Income before provision for income taxes	181,754	22,616	(20,872)		183,498
Provision for income taxes	69,484	8,355	(7,979	)(5)	69,860
Net income	$112,270	$14,261	$(12,893)		$113,638

Per Share Information:
Net income per common share:
Basic	$1.65				$1.67
Diluted	$1.61				$1.63

Weighted average shares used in computing net income per common share:
Basic	67,934				67,934
Diluted	69,889				69,889

Cash dividend paid per common share	$1.94				$1.94

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of these financial statements.

MSC Industrial Direct Co., Inc.

 Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Note 1. Basis of Presentation

On June 8, 2006, MSC Industrial Direct Co., Inc (“MSC” or the “Company”) acquired, through our wholly owned subsidiary, MSC Acquisition Corp. VI, all of the outstanding common stock of J&L America, Inc. and Subsidiary (“J&L”) for $349.5 million subject to certain post-closing purchase price adjustments.  We financed $205 million of the purchase price with a portion of the proceeds of a new unsecured credit facility, which was closed simultaneously with the acquisition. The new credit facility includes a $205 million term loan, which was drawn in entirety to provide the funding for the acquisition, and a $75 million revolver which is available for working capital purposes. There are currently no borrowings outstanding under the revolving credit facility. The loan is due for repayment in full on June 8, 2011.  Principal payments will begin on June 30, 2007, and will be made in quarterly installments in accordance with the credit agreement.  Optional prepayments made be made at any time, or from time to time, in whole or part, without premium or penalty.  The interest rate payable for all borrowings is based on the Company’s leverage and is currently 50 basis points over LIBOR rates.  Under the terms of the credit facility, we will be subject to various operating and financial covenants.

The accompanying unaudited and audited condensed consolidated financial statements for the Company and J&L are presented for each company’s reporting periods. The Company’s fiscal year is on a 52 or 53 week basis, ending on a Saturday close to August 31. For the fiscal year ended August 27, 2005, the reporting period was 52 weeks. J&L’s fiscal reporting period is based on a calendar month, and the fiscal year ends on June 30 of each year.

The accompanying unaudited pro forma condensed consolidated financial information presents the pro forma results of operations and financial position of MSC and J&L on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of J&L by MSC on June 8, 2006.  The acquisition was recorded using the purchase method of accounting.

Certain reclassifications have been made to the historical financial statements of J&L to conform to the presentation used in MSC’s historical financial statements.  Such reclassifications had no effect on J&L’s previously reported results from operations.

The unaudited pro forma condensed consolidated balance sheet has been prepared assuming the acquisition occurred as of May 27, 2006.  The unaudited pro forma condensed consolidated statements of income have been prepared assuming the acquisition occurred as of the beginning of the years presented.

For the pro forma condensed consolidated balance sheet, the $357.2 million purchase price, including an estimate of $7.7 million of costs incurred by the Company directly as a result of the acquisition, has been allocated based on management’s preliminary estimate of the fair values of assets acquired and liabilities assumed as of June 8, 2006.  The purchase price allocation is considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and there could be significant adjustments when the valuation is finalized.  In addition certain post-closing purchase price adjustments underway between the Company and Kennametal will result in the company paying incremental purchase price, although such amount is not anticipated to be material in relation to the overall transaction and does not relate to intangible assets and the values accorded thereto.  The preliminary estimate of the purchase price allocation is as follows (in thousands):

Total current assets	$88,948
Intangible assets	83,300
Goodwill	202,726
Property, plant and equipment, net	9,602
Other assets	697
Total liabilities	(28,088)
Total purchase price	$357,185

The acquired intangible assets consist primarily of contract rights related to the Kennametal distribution agreement and customer relationships which totaled $83.3 million.  These intangible assets will be amortized over 10 years using the straight-line method.

The goodwill recorded is based on the benefits the Company expects to generate from the future cash flows of the ongoing J&L business.

Note 2. Pro Forma Adjustments

Certain reclassifications have been made to the J&L historical financial statements to conform to the Company’s financial statement presentation.  In addition, certain reclassifications have been made to J&L’s statement of income to conform to the current financial statement presentation.

The following are the descriptions of the pro forma condensed consolidated balance sheet adjustments:

(a)                                  To finance the acquisition, the Company borrowed $205.0 million under its new unsecured credit facility, which was closed simultaneously with the acquisition, and the remaining amount was funded from available cash reserves of $128.3 million and the liquidation of investments in available-for-sale securities of $23.9 million.  The J&L cash balance of $1.4 million was retained by the Seller.

(b)                                 This adjustment is to eliminate J&L’s deferred taxes as a result of the Company’s 338(h)(10) election.

(c)                                  This adjustment is made to eliminate J&L’s stockholder’s equity as of June 8, 2006.

(d)                                 This adjustment is made to eliminate J&L’s goodwill of $39.7 million and reestablish new goodwill of $202.7 million.

(e)                                  These adjustments are made to reflect the estimated fair value of the intangible assets which consist of contract rights related to the Kennametal distribution agreement and customer relationships which totaled $83.3 million.

(f)                                    This adjustment was made to add back receivables securitized by the Seller, as MSC does not currently participate in a securitization program.

The following are descriptions of the pro forma condensed consolidated statements of operations adjustments:

(1)                                  These adjustments represent the reclassification of the J&L warehouse costs, which J&L records in cost of sales to operating expenses to conform to the Company’s presentation.

(2)                                  These adjustments reflect the decrease in interest income earned by the Company on its cash and available-for-sale securities which were used to finance the acquisition.

(3)                                  These adjustments represent the increase in interest expense associated with the $205.0 million borrowing under the Company’s new credit facility.  These adjustments also reflect additional interest expense on borrowings that would have been required had the acquisition occurred at the beginning of fiscal 2005.  Assumed additional borrowings were $22.4 million at May 27, 2006 and $83.2 million at August 27, 2005.  A change of one-eighth of one percent in the interest rate on the Company’s borrowing would impact interest expense by $0.3 million for the fiscal year ended August 27, 2005 and the period ended May 27, 2006.  The interest rate payable for all borrowings is based on the Company’s leverage and is currently 50 basis points over LIBOR rates.  At June 8, 2006, the interest rate was 5.65%.

(4)                                  This adjustment records the amortization expense of intangible assets subject to amortization estimated on a straight-line basis over 10 years.

(5)                                  This adjustment is based on the pre-tax income effect of the pro forma adjustments using MSC’s historical statutory tax rate.

(6)                                  These adjustments reflect the fees and loss on the sale of the accounts receivable securitization program.